Michael T. Vea Chairman, President and Chief Executive Officer Investor Presentation Keefe, Bruyette & Woods Honor Roll and Sixth Annual Community Bank Investors Conference New York, NY July 25 - 27, 2005 Growing, Transforming, Improving

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are provided to assist in the understanding of future financial performance. They are based on current expectations and involve a number of risks and uncertainties. Actual results could materially differ from the results anticipated in any forward-looking statements. Factors that might cause such a difference include, but are not limited to: general, regional, and local economic conditions which affect interest rates and net income, credit risks and risks of concentration (geographic and by industry) within the company's loan portfolio, the outcome of efforts to sell under-performing loans and manage interest rate sensitivity within the balance sheet, competition, changes in regulations affecting financial institutions, and other matters discussed in this presentation Integra Bank Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this presentation.

Today's Presentation At A Glance Who We Are A proud heritage of community banking What We Are Accomplishing Strong core banking trends Arrows going in the right direction 2005 Priorities 1) Continue earnings improvement 2) Enhance growth profile Drive core checking account growth Accelerate loan growth 3) Focus on driving efficiencies

Who We Are

Who We Are . . . Overview Founded in 1850 in Evansville, Indiana's 3rd largest city Common stock IBNK trades on NASDAQ Dividend paid every year since 1923 Snapshot Assets $2.8 bn Banking Centers 74 ATMs 122 Shares Outstanding 17.4 mm Daily Avg Volume 35.9K Approximately: Customers 150,000 Employees 915

Who We Are . . . An Experienced Team Conclusion: An experienced team with metropolitan market backgrounds

Who We Are . . . Recent History 1996-1998 Completed 14 mergers 2000-2001 Vea joined, rebuilt management team, major credit and operational turnaround, consolidated charters 2002-2003 2004 2005 Created sales and service processes, new products, employee training, board changes Restructured balance sheet, new investment thesis, improved financial performance Executing on deposit and loan growth initiatives, focus on driving operating leverage

Who We Are... Investment Thesis A franchise with attractive fundamentals Migrating to a higher growth company Success in growing loans, deposits and fee income Leverage deposit gathering skills with metro lending opportunities Efficiency improvement opportunity A stock with expansion opportunity Low price/ book Above peer dividend yield

What We Are Accomplishing

Consumer Loan Growth Consumer Loans increased 15% annualized from 2000-2Q05 ($ in 000s) Loan and deposit balances are average balances

Commercial Loan Rebound Commercial balances are increasing due to new initiatives, capture of market share and economic pick-up 2005 YTD annualized growth of over 15% ($ in 000s)

Core Deposit Growth Growth in valuable core deposits has been strong, although impacted by sale of three branches in 2Q05 Valuable core deposits are non-interest and interest bearing checking, money market and savings deposits Branch sale resulted in a drop of approximately $15MM in Average Valuable Core Deposit Balance in 2Q05 ($ in 000s)

Checking Account Growth Checking accounts have shown significant growth with a 15% YTD growth rate Branch sale resulted in sale of 2,647 checking accounts

Deposit Mix Transformation New initiatives and pricing discipline have translated into a more attractive deposit mix

Fee Income Growth Service charges on deposit accounts have grown 23% compared to 2Q04 New checking account growth has driven the increase ($ in 000s)

Efficiency Focused Non Interest Expense (NIE) fell nearly $.5MM from year ago quarter Critical analysis of all positions has led to a reduction in Full Time Equivalents (FTE)

Credit Quality Improvements In 2Q05, Integra placed a $14.3MM secured loan participation on non-accrual. An appropriate reserve has been established ($ in 000s)

Credit Quality Improvements Integra has a target net charge off range of 25 - 35 bps As previously indicated, Integra moved $9.8MM in under-performing loans originated prior to 2000, to held-for-sale at 6/30/05, including a $1.5MM write-down

Credit Quality Improvements Integra has significantly reduced loans 30-89 days past due since 2000 Commercial loan risk ratings continue to strengthen

2005 Priorities

2005 Priorities Grow Revenue Execute loan initiatives in consumer, small business, and commercial real estate Step up deposit initiatives in High Performance Checking (consumer) and cash management Quicken Transformation Build out our presence in the Cincinnati/ Northern Kentucky market Selective acquisitions in targeted markets Continue to execute on strategies to shed/ improve under-performing units Continue efficiency improvements Service Quality/ Employee Development Expand "I CARE" service initiatives Increase mystery shopping inspection and accountability Continue employee training and development

2005 Priorities Accelerate loan growth Metro commercial real estate (CRE) strategy Hired CRE team that executive management worked with previously Opened loan production offices in 2003 in Cincinnati, Louisville and Cleveland Target financially strong developers with proven track records Many projects have investment grade tenants $173MM in average balances as of June '05 Booked first loans in July '03 Average relationship size of $3MM Primarily floating rate construction loans

2005 Priorities Drive High Performance Checking Growth Enhanced focus on core checking account acquisition through product simplification and leveraging direct mail expertise Similar program to BankAtlantic, TCF Financial, and Hibernia Accelerate growth through existing branch network by increasing same store sales Checking account openings have doubled in 2005 Strong fee income growth Cross-sell opportunity

2005 Priorities Drive efficiencies Continue to shed/ improve under-performing units Reducing ratio by 1% on the expense side results in approximately $1.2MM in annual NIE savings Efficiency ratio approximately 4% - 6% above peer average Strategic acquisitions Focus on metro markets $100MM - $1Bn asset size * Entered into long-term revenue sharing partnerships

Investment Thesis

Upside Potential Closing the valuation gap through strong performance Note: Peer group consists of the following: CBCF, FMBI, RBNC, PRK, AMFI, WSBC, FFBC, CHFC, SRCE, FRME, IBCP, CBC, CTBI, HTLF, MBHI, THFF, FINB, RBCAA, LKFN. As of July 11, 2005.

IBNK Price Performance Total Annual Return = 15.91% Dividend yield of 2.74% as of July 11, 2005

Third Party Assessments ISS Corporate Governance Quotient (CGQ) Ratings As of July 2005, Integra outperformed 96.4% of the companies in the Russell 3,000 Index and 98.0% of the companies in the banking group Moody's Investor Services Assigned Integra Bank Long-Term Deposits with Investment Grade Rating of Baa2

In Closing... Investment Thesis A franchise with attractive fundamentals Migrating to a higher growth company Success in growing loans, deposits and fee income Leverage deposit gathering skills with metro lending opportunities Efficiency improvement opportunity A stock with expansion opportunity Low price/ book Above peer dividend yield

Thank You For more information: Visit our website, www.integrabank.com Listen to our web casts to follow our progress Call our CEO, Mike Vea, with additional questions (812) 464-9604